                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Master Bond Trust (the "Trust") on Form N-1A of our report dated October 1, 2003 on Master Core Bond Portfolio of the Trust appearing in Part B of this Registration Statement.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 1, 2003